Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

September 25, 2014

Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, Colorado 80021

Re:                             Level 3 Communications, Inc. — Issuance of Common Stock in Connection with the Acquisition of tw telecom inc.

Ladies and Gentlemen:

We have acted as counsel to Level 3 Communications, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), Saturn Merger Sub 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub 1”), and Saturn Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub 2”), in connection with (i) the proposed transactions contemplated by the Agreement and Plan of Merger, dated as of June 15, 2014 (the “Merger Agreement”), by and among the Company, Merger Sub 1, Merger Sub 2 and tw telecom inc., a Delaware corporation (“tw telecom”), and (ii) the preparation of the Registration Statement on Form S-4 (Registration No. 333-197523) (as may be amended from time to time, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable in connection with the proposed transactions and in accordance with the terms and subject to the conditions set forth in the Merger Agreement.

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement, copies of the Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated By-Laws of the Company, resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion.  We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

NEW YORK    WASHINGTON    PARIS    LONDON    MILAN    ROME    FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

Level 3 Communications, Inc.

September 25, 2014

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.  The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.  The Shares, when duly issued in accordance with the terms of the prospectus included as part of the Registration Statement and in accordance with the terms and subject to the conditions set forth in the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP